POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, constitutes and appoints Mitchell J. Lindauer and Kathleen T. Ives each as my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for me and in my capacity as a Trustee/Director and/or Officer of Oppenheimer Absolute Return Fund, Oppenheimer AMT-Free Municipals, Oppenheimer AMT-Free New York Municipals, Oppenheimer Balanced Fund, Oppenheimer Baring China Fund, Oppenheimer Baring Japan Fund, Oppenheimer Baring SMA International Fund, Oppenheimer California Municipal Fund, Oppenheimer Capital Appreciation Fund, Oppenheimer Developing Markets Fund, Oppenheimer Discovery Fund, Oppenheimer Dividend Growth Fund, Oppenheimer Emerging Growth Fund, Oppenheimer Emerging Technologies Fund, Oppenheimer Enterprise Fund, Oppenheimer Global Fund, Oppenheimer Global Opportunities Fund, Oppenheimer Global Value Fund, Oppenheimer Gold & Special Minerals Fund, Oppenheimer Growth Fund, Oppenheimer Institutional Money Market Fund, Oppenheimer International Diversified Fund, Oppenheimer International Growth Fund, Oppenheimer International Small Company Fund, Oppenheimer International Value Trust (on behalf of its series Oppenheimer International Value Fund), Oppenheimer Limited Term California Municipal Fund, Oppenheimer Master International Value Fund, LLC, Oppenheimer Money Market Fund, Inc., Oppenheimer Multi-State Municipal Trust (on behalf of its series Oppenheimer New Jersey Municipal Fund, Oppenheimer Pennsylvania Municipal Fund and Oppenheimer Rochester National Municipals), Oppenheimer Portfolio Series (on behalf of its series Active Allocation Fund, Equity Investor Fund, Conservative Investor Fund and Moderate Investor Fund), Oppenheimer Real Estate Fund, Oppenheimer Rochester Arizona Municipal Fund, Oppenheimer Rochester Double Tax-Free Municipals, Oppenheimer Rochester General Municipal Fund, Oppenheimer Rochester Maryland Municipal Fund, Oppenheimer Rochester Massachusetts Municipal Fund, Oppenheimer Rochester Michigan Municipal Fund, Oppenheimer Rochester Minnesota Municipal Fund, Oppenheimer Rochester North Carolina Municipal Fund, Oppenheimer Rochester Ohio Municipal Fund, Oppenheimer Rochester Virginia Municipal Fund, Oppenheimer Select Value Fund, Oppenheimer Series Fund, Inc. (on behalf of its series Oppenheimer Value Fund), Oppenheimer SMA Core Bond Fund, Oppenheimer SMA International Bond Fund, Oppenheimer Transition 2010 Fund, Oppenheimer Transition 2015 Fund, Oppenheimer Transition 2020 Fund, Oppenheimer Transition 2025 Fund, Oppenheimer Transition 2030 Fund, Oppenheimer Transition 2040 Fund, Oppenheimer Transition 2050 Fund, OFI Tremont Core Strategies Hedge Fund and Oppenheimer U.S. Government Trust, to sign on my behalf any and all Registration Statements (including any post-effective amendments to Registration Statements) under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any amendments and supplements thereto, and any proxy statements, Forms 3, 4 and 5, or other documents in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

Dated this 1st day of October 2008.

/s/ Mary Ann Tynan
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Mary Ann Tynan

Witness:     /s/ Lisa I. Bloomberg
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                 Lisa I. Bloomberg, Assistant Secretary